UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2022

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2022, and effective on June 1, 2022, 180 Life Sciences Corp. (the “Company”, “we” and “us”) entered into (a) a Second Amendment to Employment Agreement with James N. Woody, M.D., Ph.D., the Chief Executive Officer and Director of the Company; (b) a Second Amendment to Employment Agreement with Quan Anh Vu, the Chief Operating Officer and Chief Business Officer of the Company; (c) a Second Amendment to Employment Agreement with Jonathan Rothbard, Ph.D., Chief Scientific Officer of the Company; and (d) a Second Amendment to Consulting Agreement with Lawrence Steinman, M.D., the Executive Co-Chairman of the Company (collectively, the “Second Amendments”), which each amended the compensation agreements currently in place with such individuals.

As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 28, 2022, effective as of March 1, 2022, the base salary of each of Dr. Woody, Mr. Vu, and Dr. Rothbard (as increased effective as of January 1, 2022) was reduced by 20% ($92,700, $80,340 and $96,563, respectively) and the base salary of Dr. Steinman was reduced by 25% ($56,250), with the amount of each such reduction (the “First Accrued Amounts”) to accrue until such time as the Board of Directors determines that the Company has sufficient cash on hand to pay such First Accrued Amount, which the Company expects will not be until it has raised a minimum of $15,000,000 (the “Funding Determination Date”).

Pursuant to the Second Amendments, each of Dr. Woody, Mr. Vu, Dr. Steinman, and Dr. Rothbard, effective as of June 1, 2022, agreed to a further reduction of the base salaries set forth in their respective amended employment and consulting agreements (the “Base Salaries”) by an amount which, after taking into account the First Accrued Amounts, equals 50% of their respective Base Salaries ($231,750, $200,850, $112,500, and $193,125, in total respectively). The reductions to the base salaries of Dr. Woody, Mr. Vu, and Dr. Steinman as affected by the Second Amendments ($139,050, $120,510, $56,250, respectively) (the “Second Accrued Amounts”), are to accrue until such time as the Company has raised a minimum of $1,000,000 (the “Second Accrued Amount Funding Determination Date”). There will be no accrual of the $96,562.50 reduction to the base salary of Dr. Rothbard which was affected by his Second Amendment, provided that Dr. Rothbard’s accrued salary through the effective date of his Second Amendment will continue to remain accrued and will be paid on the Funding Determination Date.

The foregoing description of the Second Amendments does not purport to be complete and is qualified in their entirety by reference to the Second Amendments, copies of which are attached as Exhibits 10.1 through Exhibit 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On April 29, 2022 and May 24, 2022, we made payments of $975,122 and $849,122, respectively ($1,824,244 in aggregate) to our former Chief Executive Officer, Dr. Marlene Krauss, in settlement of certain claims by Dr. Krauss for the advancement of expenses incurred by Dr. Krauss in certain pending legal matters to which Dr. Krauss, pursuant to our organizational documents and Delaware law, was determined to be owed indemnification for. The Company is seeking payment for a substantial portion of such amounts from its director and officers’ insurance policy, of which no assurance can be provided that the directors and officers insurance policy will cover such amounts.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Second Amendment to Employment Agreement dated May 26, 2022 and effective as of June 1, 2022, between 180 Life Sciences Corp. and James N. Woody, M.D., Ph.D.
10.2*	Second Amendment to Employment Agreement dated May 26, 2022 and effective as of June 1, 2022, between 180 Life Sciences Corp. and Quan Anh Vu
10.3*	Second Amendment to Employment Agreement dated May 26, 2022 and effective as of June 1, 2022, between 180 Life Sciences Corp. and Jonathan Rothbard, Ph.D.
10.4*	Second Amendment to Consulting Agreement dated May 26, 2022 and effective as of June 1, 2022, between 180 Life Sciences Corp. and Lawrence Steinman, M.D.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2022

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D.
	Name:	James N. Woody, M.D., Ph.D.
	Title:	Chief Executive Officer

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